UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2010

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐    Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CAR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 6, 2010, Starwood Property Mortgage Sub-2, L.L.C. (“SPM Sub-2”), an indirect wholly-owned subsidiary of Starwood Property Trust, Inc. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association (the “Buyer”).  The Repurchase Agreement will be used to finance the acquisition or origination by SPM Sub-2 of certain eligible assets as more particularly described in the Repurchase Agreement.  The Repurchase Agreement provides for asset purchases by the Buyer of up to $350 million (the “Facility”).

Advances under the Repurchase Agreement accrue interest at a per annum Pricing Rate equal to the sum of 30 day LIBOR plus a margin of between 1.75% and 6.0% depending on the type of Purchase Asset. During the existence of an Event of Default, interest accrues at the Default Rate, which is equal to the applicable Pricing Rate in effect on such date plus 4.0%.  The initial maturity date of the Facility is August 6, 2013, subject to two one year extension options, each of which may be exercised by SPM Sub-2 upon SPM Sub-2’s satisfaction of certain conditions set forth in the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company provided a Guarantee and Security Agreement (the “Guarantee Agreement”), under which the Company guarantees the obligations of SPM Sub-2 under the Repurchase Agreement up to a maximum liability of (a) 25% of the then currently outstanding Repurchase Price of all Purchased Assets consisting of Core Purchased Assets and (b) 100% of the then currently outstanding Repurchase Price of all Purchased Assets consisting of Flex Purchased Assets. The Company is also liable under the Guarantee Agreement for customary “bad-boy” events.

The Repurchase Agreement and the Guarantee Agreement contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) ratio of EBITDA to interest expense for any calendar quarter shall not be less than 2.0 to 1.0; (ii) ratio of total indebtedness to total assets shall not be greater than .75 to 1.0, in each case adjusted to remove the impact of FIN 46 and FAS 166 and to the extent of related transfers to special purpose entities in connection with bona fide securitization transactions; (iii) cash liquidity shall not be less than $10 million and near cash liquidity shall not be less than $20 million; (iv) tangible net worth shall not be less than $750 million; and  (v) ratio of EBITDA to fixed charges shall not be less than 1.5 to 1.0.  The Purchased Assets under the Facility must also maintain a Debt Yield (defined as the ratio of annualized underwritten net cash flow for any calendar quarter to outstanding Purchase Price) of between 9% and 12% depending on the type of Purchased Asset.

Simultaneously with the entry by SPM Sub-2 into the Repurchase Agreement, Buyer and Starwood Property Mortgage Sub-1, L.L.C. (“SPM Sub-1”) amended the Master Repurchase and Securities Contract, dated as of March 31, 2010, by and between Buyer and SPM Sub-1 (the “Sub-1 MRA”) and the Guarantee Agreement, dated as of March 31, 2010, made by the Company in favor of Buyer (the “Sub-1 Guarantee Agreement”) to amend the liquidity covenant of the Company set forth in the Sub-1 Guarantee Agreement (and the related defined terms set forth in the Sub-1 MRA) to state that the Company shall at no time have a cash liquidity of less than $10 million and a near cash liquidity of less than $20 million.

The foregoing summary of the Repurchase Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Repurchase Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms used in this Item 1.01 have the meaning given to such terms in the Repurchase Agreement.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Master Repurchase and Securities Contract, dated August 6, 2010, between Starwood Property Mortgage Sub-2, L.L.C. and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2010	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Repurchase and Securities Contract, dated August 6, 2010, between Starwood Property Mortgage Sub-2, L.L.C. and Wells Fargo Bank, National Association